RUBY TUESDAY, INC.

NON-QUALIFIED STOCK OPTION AWARD

THIS AWARD is made as of the Grant Date, by RUBY TUESDAY, INC. (the “Company”) to Samuel E. Beall, III (the “Optionee”). Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee a non-qualified stock option (the “Option”), as described below, to purchase the Option Shares.

A.        Grant Date: __________.

B.        Type of Option: Non-Qualified Stock Option.

C.        Plan (under which Option is granted): Ruby Tuesday, Inc. 2003 Stock Incentive Plan pursuant to the Executive Stock Option Program.

D.        Option Shares: All or any part of _______ shares of the Company’s common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.         Exercise Price: $______ per share.

F.         Option Period: The Option may be exercised as to the Vested Option Shares during the Option Period which commences on the Grant Date and ends on the seventh (7th) anniversary of the Grant Date or on an earlier date as provided in the attached Terms and Conditions. Note that other restrictions to exercising the Option described in the attached Terms and Conditions may apply.

G.        Vested Option Shares: The Option Shares shall become Vested Option Shares, as and to the extent indicated below, only if and to the extent the Service Condition is satisfied. The Service Condition is satisfied only if the Optionee provides Continuous Service to the Company and/or any affiliate for the period beginning with the Grant Date through the date described in the following Vesting Schedule:

Continuous Service Date	Percentage of Net Restricted Shares which are Vested Shares

Prior to __________, 2010	0%
_____________, 2010 though __________, 2011	33 1/3%
_____________, 2011 though __________, 2012	66 2/3%
_____________, 2012 and after	100%

The Optionee shall be determined to have provided “Continuous Service” through the date specified in the Vesting Schedule above if the Optionee continues in the employ of the Company and/or any affiliate without experiencing a Termination of Employment, regardless of the reason. All or a portion of the Option Shares may become Vested Option Shares on an earlier date as provided in the attached Terms and Conditions.

Any portion of the Option Shares which have not become Vested Option Shares in accordance with this Paragraph G or Section 3 of the Additional Terms and Conditions at the time of Optionee’s Termination of Employment shall be forfeited.

IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

RUBY TUESDAY, INC.

By:

Title:

TERMS AND CONDITIONS TO THE

RUBY TUESDAY, INC.

NON-QUALIFIED STOCK OPTION AWARD

1.         Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the Ruby Tuesday, Inc. 2003 Stock Incentive Plan and to the Executive Stock Option Program, the Option may be exercised with respect to all or any portion of the Vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of:

(a)        a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company prior to the date upon which Optionee desires to exercise all or any portion of the Option;

(b)         payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the “Purchase Price”) as provided in Section 5 and

(c)	payment of the tax withholding liability as provided in Section 6.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price and the withholding liability, the Company shall cause to be issued a certificate representing the Option Shares purchased.

2.           Adjustment of Option Shares. If Optionee is demoted to a job category with respect to which either (a) no option or (b) an option subject to fewer option shares would have been granted to the Optionee pursuant to the Executive Stock Option Program had the Optionee been in that job category on the Grant Date, then the number of Option Shares as to which the Option has not been exercised as of the date of the demotion shall be adjusted as follows: If the Optionee would not have been granted an option in his new job category on the Grant Date, the number of remaining Option Shares shall be reduced to zero. If the Optionee would have been granted an option for fewer option shares on the Grant Date, the remaining Option Shares, if any, shall equal the number of shares that would have been granted to the Optionee in his new job category on the Grant Date less the number of Option Shares previously purchased by the Optionee under the Option before his demotion.

3.          Vested Option Shares. Notwithstanding Paragraph G of the Award, the Service Condition will be deemed satisfied as to all or a portion of the Option Shares if the Optionee provides Continuous Service to the Company and/or any affiliate following the Grant Date through the date of any of the earlier events listed below:

(a)        (i) In the event of a Termination of Employment due to Disability (as defined in the Employment Agreement) or death, (ii) upon attainment of age 65 or upon retirement after satisfaction of the Rule of 90 under the Ruby Tuesday, Inc. Executive Supplemental Pension Plan, or (iii) in the event of a Termination of Employment by the Company or an affiliate without Cause (as defined in the Employment Agreement), all Option Shares shall become Vested Option Shares on the date of such event.

(b)      In the event of a Change in Control (as defined in the Employment Agreement), all Option Shares shall become Vested Option Shares on the date specified by the Committee prior to a Change in Control, unless the Committee elects to cash out the Option in any manner consistent with Section 3.1(d) of the Plan.

4.         Early Expiration of Option Period. The Option Period commences on the Grant Date and with respect to Vested Option Shares generally ends on the seventh anniversary of the Grant Date. However, with respect to Vested Option Shares, the Option Period shall expire on an earlier date as follows:

(a)         in the event of Optionee’s involuntary Termination of Employment without Cause (as defined in the Employment Agreement) (i) the Option Period shall expire ninety (90) days following that Termination of Employment if the vesting of the Option is solely attributed to such Termination of Employment; and (ii) the Option Period shall expire one (1) year following that Termination of Employment if the vesting of the Option occurred prior to such Termination of Employment; and

(b)         in the event of Optionee’s involuntary Termination of Employment with Cause (as defined in the Employment Agreement), the Option Period shall expire fifteen (15) days following that Termination of Employment.

In the event of Optionee’s voluntary Termination of Employment or Optionee’s involuntary Termination of Employment for Cause (as defined in the Employment Agreement) in either case before the Option Shares become Vested Option Shares, this Option shall expire immediately upon such event without becoming exercisable.

5.          Purchase Price. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash or, alternatively, as follows:

(a)      by delivery to the Company of a number of shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option’s exercise, having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or

(b)      by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised; provided, however, any such cashless exercise must be effected in a manner consistent with the restrictions of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002).

6.          Withholding. The Optionee must pay to the Company the full amount of the federal, state and local tax withholding obligation arising from the exercise of the Option.

(a)	The tax withholding liability may be paid in cash, or, alternatively, as follows:

(i)       by the Optionee making a Withholding Election on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) to reduce the number of Option Shares to be issued upon exercise by the whole number of shares of Common Stock having a Fair Market Value equal to the amount of withholding tax;

(ii)      by the Optionee making a Withholding Election and delivering to the Company before the Tax Date a whole number of shares of Common Stock that the Optionee has owned for at least six (6) months having a Fair Market Value equal to the amount of withholding tax; or

(iii)    by the Optionee making a Withholding Election prior to the Tax Date to have a broker, dealer or other “creditor” (as defined by Regulation T issued by the Board of

Governors of the Federal Reserve System) deliver the amount of tax withholding due in cash to the Company after the Optionee has delivered to the Committee instructions acceptable to the Committee regarding the delivery of the number of Option Shares being exercised to such broker, dealer or other creditor provided, however, that any such delivery must be effected in a manner consistent with the restrictions of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002).

(b)      A Withholding Election must be made substantially in the form attached as Exhibit 2 and may be made only if:

(i)       the Optionee delivers to the Company a completed written Withholding Election no later than on the Tax Date;

(ii)      the Withholding Election is irrevocable and satisfies the requirements of the exemption provided under Rule 16b-3 of the Securities Exchange Act of 1934; and

(iii)    the Optionee delivers to the Company the Withholding Election on a date determined by the Committee (i.e., at least six (6) months prior to the Tax Date or prior to the Tax Date and in any ten-day period beginning on the third day following the release of the Company’s quarterly or annual summary statement of sales and earnings), if the Optionee is considered by the Committee to be subject to Section 16 of the Securities Exchange Act of 1934.

The Committee may give no effect to any Withholding Election.

7.          Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Award otherwise provides.

8.          Restriction on Transfer of Option and of Option Shares. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his Disability, by his personal representative) and after his death, only by his legatee or the executor of his estate.

9.	Changes in Capitalization; Merger; Reorganization.

(a)      The number of Option Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

(b)      In the event of a merger, consolidation, extraordinary dividend (including a spin-off), or other reorganization involving the Company or a tender offer for shares of Common Stock, whether or not such an event constitutes a Change in Control, the Committee may, in its sole discretion, adjust the number and class of securities subject to the Option, with a corresponding adjustment made in the Exercise Price; substitute a new option to replace the Option; or accelerate the termination of the Option Period to a date prior to the occurrence of any event specified in Paragraph

F of the Award or Section 4 of the Additional Terms and Conditions.

(c)      The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

10.         Special Limitation on Exercise. Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

11.         Legend on Stock Certificates.  Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award and in the Plan.

12.         Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

13.         Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

14.         Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

15.         Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

16.         Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties.

17.         Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

18.         Headings and Capitalized Terms. Section headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used, but not defined, herein shall be given the meaning ascribed to them in the Plan.

19.         Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

20.         No Right to Continued Employment. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment.

21.        Special Definitions. For purposes of this Award, the capitalized term “Employment Agreement” shall mean that certain employment agreement between the Company and the Optionee dated as of June 19, 1999, as amended by Amendment No. 1 to Employment Agreement, dated as of January 9, 2003, Amendment No. 2 to Employment Agreement, dated as of July 18, 2008, and Amendment No. 3 to Employment Agreement, dated as of July 29, 2008, as the same may be amended or superseded hereafter.

EXHIBIT 1

NOTICE OF EXERCISE OF

STOCK OPTION TO PURCHASE

COMMON STOCK OF

RUBY TUESDAY, INC.

Name
Address
Date

Ruby Tuesday, Inc.

150 West Church Avenue

Maryville, Tennessee 37801

Attention: Chief Financial Officer

Re:	Exercise of Non-Qualified Stock Option

Gentlemen:

Subject to acceptance hereof by Ruby Tuesday, Inc. (the “Company”) pursuant to the provisions of the Ruby Tuesday, Inc. 2003 Stock Incentive Plan (the “Plan”), I hereby give notice of my election to exercise options granted to me to purchase ______________ shares of Common Stock of the Company under the Non-Qualified Stock Option Award (the “Award”) dated as of ____________. The purchase shall take place as of __________, 20___ (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

☐	by delivery of cash or a certified check for $_____ payable to the order of Ruby Tuesday, Inc.

☐

by delivery of a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

☐

by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

☐

by delivery of the purchase price by ________________, a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

EXHIBIT 1 to Non-Qualified Stock Option Award - Page 1

The required federal, state and local income tax withholding obligations on the exercise of the Award shall also be paid on or before the Exercise Date.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

EXHIBIT 1 to Non-Qualified Stock Option Award - Page 2

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.

Very truly yours,

AGREED TO AND ACCEPTED:

RUBY TUESDAY, INC.

By:

Title:

Number of Shares

Exercised:

Number of Shares

Remaining:	Date:

EXHIBIT 1 to Non-Qualified Stock Option Award - Page 3

EXHIBIT 2

NOTICE OF WITHHOLDING ELECTION

RUBY TUESDAY, INC.

TO:	Ruby Tuesday, Inc.
FROM:	____________________________
RE:	Withholding Election

This election relates to the option identified in Paragraph 3 below. I hereby certify that:

(1)	My correct name and social security number and my current address are set forth at the end of this document.

(2)	I am (check one, whichever is applicable).

☐	the original recipient of the option.

☐	the legal representative of the estate of the original recipient of the option.

☐	a legatee of the original recipient of the option.

☐	the legal guardian of the original recipient of the option.

(3)

The option to which this election relates was issued under the Ruby Tuesday, Inc. 2003 Stock Incentive Plan (the “Plan”) in the name of ____________________ for the purchase of a total of _________ shares of Common Stock. This election relates to _______________ shares of Common Stock issuable upon exercise of the option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4)	In connection with any exercise of the Option, I hereby elect:

☐

to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise;

☐	to tender shares of Common Stock held by me for a period of at least six (6) months prior to the exercise of the option for the purpose of having the value of the shares applied to pay such taxes.

☐

to have the amount of the tax withholding obligation delivered by ________________, a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the withholding obligation.

EXHIBIT 2 to Non-Qualified Stock Option Award - Page 1

The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise, a fair market value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

(5)	This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

(6)

I understand that this Withholding Election may not be revised, amended or revoked by me (except in a manner that satisfies, if applicable, the requirements of the exemption provided under Rule 16b-3 of the Securities Exchange Act of 1934).

(7)	I further understand that the Company shall withhold from the Common Stock a whole number of shares of Common Stock having the value specified in Paragraph 4 above, as applicable.

(8)

The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(9)	Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:
Signature

Social Security Number	Name (Printed)

Street Address

City, State, Zip Code

EXHIBIT 2 to Non-Qualified Stock Option Award - Page 2